Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

Dated as of January 6, 2009

AMENDMENT NO. 1 to the Senior Secured Super Priority Priming Debtor in Possession Credit Agreement by and among WORLDSPACE, INC., a Delaware corporation, as a debtor and a debtor in possession, AFRISPACE, INC., a Maryland corporation, as a debtor and a debtor in possession, WORLDSPACE SYSTEMS CORPORATION, a Delaware corporation, as a debtor and a debtor in possession (collectively, the “Borrowers”), CITADEL ENERGY HOLDINGS LLC, a Cayman Islands limited liability company, HIGHBRIDGE INTERNATIONAL LLC, a Cayman Islands limited liability company, OZ MASTER FUND, LTD., a Cayman Islands limited liability company, SILVER OAK CAPITAL LLC, a Delaware limited liability company (collectively, the “Lenders”).

PRELIMINARY STATEMENTS:

(1) The Borrower and the Lenders have entered into a Senior Secured Super Priority Priming Debtor in Possession Credit Agreement dated as of November 5, 2008 (the “DIP Credit Agreement”). Capitalized terms not otherwise defined in this Amendment No. 1 (the “Amendment”) have the same meanings as specified in the DIP Credit Agreement.

(2) The Borrower and the Lenders have agreed to amend the DIP Credit Agreement as hereinafter set forth.

(3) Accordingly, in consideration of the mutual agreements contained in the DIP Credit Agreement and set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows, effective as of the date hereof.

SECTION 1. Amendments to DIP Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2 of this Amendment, the DIP Credit Agreement is hereby amended as follows:

(a) The definition of “Budget” in Section 1.01 is hereby amended by inserting the following words immediately prior to the period at the end of such definition:”, as amended by the Budget attached as Exhibit A to that certain Amendment No. 1 to the DIP Credit Agreement, dated as of January 6, 2009”

(b) The definition of “Maturity Date” in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“Maturity Date. That date which is the earliest of (a) January 29, 2009; (b) the effective date of the Borrowers’ Reorganization Plan that has been confirmed by an order of the Bankruptcy Court; and (c) the date on which the Borrowers have consummated, pursuant to Section 363 of the Bankruptcy Code and a final order of the Bankruptcy Court, a sale or sales of all or substantially all of the Borrowers’ assets.”

(c) Section 13.1(n) is amended to replace “ninety (90) days” with “one-hundred and four (104) days”.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Lenders, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) No Event of Default. Other than with respect to any Defaults or Events of Default of which the Debtors have informed the Lenders, no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Delivery of Documents. The Lenders shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lenders and, unless indicated otherwise, dated the Amendment Effective Date:

(i) counterparts of this Amendment which bear the signatures of the Borrowers and the Lenders; and

(ii) an acknowledgment and consent, in the form attached as Exhibit B to this Amendment, duly executed by each Guarantor.

(c) Bankruptcy Court Approval. Entry of an Order of the Bankruptcy Court approving this amendment in form and substance reasonably satisfactory to the Lenders.

SECTION 3. Reference to and Effect on the DIP Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the DIP Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the DIP Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the DIP Credit Agreement, shall mean and be a reference to the DIP Credit Agreement, as amended by this Amendment.

(b) The DIP Credit Agreement as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the DIP Credit Agreement, nor constitute a waiver of any provision of the DIP Credit Agreement. For further clarity, by executing this Amendment, the Lenders are not waiving any of their rights or remedies with respect to any Defaults or Events of Default, whether known or unknown to the Lenders, that may exist as of the date of the execution of this Amendment.

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SECTION 4. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

(a) The execution, delivery and performance by such Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action.

(b) This Amendment has been duly executed and delivered by the Borrowers and the Consent has been duly executed by each Guarantor. This Amendment and each of the other Loan Documents, as amended hereby, to which the Borrowers are a party are legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against the Borrowers and the Guarantors in accordance with their respective terms.

SECTION 5. Exhibit A. The Budget attached as Exhibit A to this Amendment is the amended Budget as agreed by the Borrowers and the Lenders to replace the Budget attached to the Interim Order.

SECTION 6. Amendment as Loan Document. The Borrowers hereby acknowledge and agree that this Amendment constitutes a Loan Document under the DIP Credit Agreement. Accordingly, it shall be an Event of Default under the DIP Credit Agreement if (1) any representation or warranty made by the Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (2) the Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by any means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Expenses. Pursuant to Section 16 of the DIP Credit Agreement, all reasonable out of pocket fees, costs and expenses incurred or sustained by the Lenders in connection with this Amendment, including the reasonable fees and disbursements of legal counsel for the Lenders in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not this Amendment is consummated.

SECTION 9. Full Force and Effect: No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the DIP Credit Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Lender or the Borrowers under the DIP Credit Agreement or the other Loan Documents. Except as expressly amended or waived hereby, the DIP Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed

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in all respects and shall continue in full force and effect. The DIP Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the DIP Credit Agreement or any other Loan Document shall hereafter refer to the DIP Credit Agreement or any other Loan Document as amended hereby.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLDSPACE INC., as a Debtor and Debtor in Possession

By	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chief Executive Officer

AFRISPACE, INC., as a Debtor and Debtor in Possession

By	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chief Executive Officer

WORLDSPACE SYSTEMS CORPORATION, as a Debtor and Debtor in Possession

By	/s/ Noah A. Samara
Name: Noah A. Samara
Title: Chief Executive Officer

WorldSpace Credit Agreement Amendment No. 1

CITADEL ENERGY HOLDINGS LLC BY: CITADEL ADVISORS LLC, ITS MANAGER

By	/s/ Erica Tarpey
Name: Erica Tarpey
Title: Authorized Signatory

WorldSpace Credit Agreement Amendment No. 1

HIGHBRIDGE INTERNATIONAL LLC BY: HIGHBRIDGE CAPITAL MANAGEMENT, LLC, ITS TRADING MANAGER

By	/s/ Adam J. Chill
Name: Adam J. Chill
Title: Managing Director

WorldSpace Credit Agreement Amendment No. 1

OZ MASTER FUND, LTD. OZ MANAGEMENT LP, ITS INVESTMENT MANAGER BY: OCH-ZIFF HOLDING CORPORATION, ITS GENERAL PARTNER

By	/s/ Joel M. Frank
Name: Joel M. Frank
Title: Chief Financial Officer

WorldSpace Credit Agreement Amendment No. 1

SILVER OAK CAPITAL LLC

By	/s/ Michael L. Gordon
Name: Michael L Gordon
Title: Authorized Signatory

WorldSpace Credit Agreement Amendment No. 1

EXHIBIT A

BUDGET

WorldSpace Budget Update

Including 2 weeks ending January 30, 2009

	Original 13-Wk DIP Period					Extended 2-Wk DIP Period
Week beginning Monday,	Cumulative 12/22/2008	12/29/2008	1/5/2009	1/12/2009	Total 13 Week Period	1/19/2009	1/26/2009	Total 15 Week Period
Asset Preservation
ROC - US	$417,133	—	—	—	$417,133	—	—	$417,133
ROC - Australia	169,392	—	$55,396	—	224,788	—	$55,396	280,184
ROC - Other	—	$2,730	460	—	3,190	—	—	3,190
BOC Operations	191,920	41,400	24,404	—	257,724	$36,000	18,960	312,684
WorldSpace Italia	250,821	—	—	—	250,821	50,000	—	300,821
WorldSpace France	141,098	—	—	—	141,098	42,000	—	183,098
TCR Operations	49,000	23,000	—	—	72,000	49,000	—	121,000
Satellite Storage	410,390	—	—	$84,500	494,890	—	—	494,890
Satellite Insurance	511,007	—	—	—	511,007	—	—	511,007
Property and Casualty Insurance	139,534	—	23,000	—	162,534	—	23,000	185,534
Other	171,653	—	50,000	—	221,653	81,500	—	303,153

Total Asset Preservation	$2,451,948	$67,130	$153,260	$84,500	$2,756,838	$258,500	$97,356	$3,112,694

Payroll
CRO	$347,768	$103,500	—	—	$451,268	—	$80,000	$531,268
US Payroll & Benefits	2,610,696	286,000	$80,000	$295,000	3,271,696	—	345,000	3,616,696
International Payroll & Benefits	651,542	15,000	80,281	41,000	787,823	—	—	787,823
Other Non-Critical Payroll and Benefits	130,000	—	—	—	130,000	—	—	130,000

Total Payroll	$3,740,006	$404,500	$160,281	$336,000	$4,640,787	—	$425,000	$5,065,787
Ordinary Course Professional Fees	$4,500	—	—	—	$4,500	$50,223	—	$54,723
France - based legal counsel	30,000	—	—	$20,000	50,000	—	—	50,000
Data Room & Sales Process Fees	10,173	—	$1,000	—	11,173	5,000	—	16,173
Systems-Related Expenses	152,680	$15,989	—	42,457	211,126	39,500	—	250,626
Utility Deposits	51,790	—	—	—	51,790	—	—	51,790
Property, Income and other taxes	153,485	34,485	100,000	30,000	317,970	—	$189,041	507,011
Intl Advisors	33,881	—	—	106,315	140,196	—	—	140,196
Misc. Corporate Expenses	70,255	7,500	7,500	7,500	92,755	7,500	7,500	107,755

Total Corporate Disbursements	$506,764	$57,974	$108,500	$206,272	$879,510	$102,223	$196,541	$1,178,274
Advisory Fees
Debtor Legal Counsel	$493,898	—	—	$1,006,102	$1,500,000	—	$250,000	$1,750,000
Debtor Financial Advisors	101,473	—	—	298,527	400,000	—	50,000	450,000
Unsecured Creditor Counsel /FA	—	—	—	800,000	800,000	—	125,000	925,000
Claims Agent/ Court Costs	37,000	—	—	125,000	$162,000	$30,000	9,500	201,500

Total Advisory Fees	$632,371	—	—	$2,229,629	$2,862,000	$30,000	$434,500	$3,326,500

Total Cash Disbursements	$7,331,089	$529,604	$422,041	$2,856,401	$11,139,135	$390,723	$1,153,397	$12,683,255

DIP Availability	$5,668,911	$5,139,307	$4,717,266	$1,860,865	$1,860,865	$1,470,142	$316,745	$316,745
Cash on Hand	n/a	n/a	n/a	n/a	96,000	96,000	96,000	96,000

Total Availability	n/a	n/a	n/a	n/a	$1,956,865	$1,566,142	$412,745	$412,745